                             SECOND AMENDMENT  TO
                               CREDIT  AGREEMENT


          This SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment" or this "Amendment"), effective as of this 31st day of July, 1999, is entered into by and among U.S. CONCRETE, INC., a Delaware corporation, (the "Company"), the Guarantors party hereto, the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, individually as a Lender, and as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), BANK OF AMERICA, N.A. f/k/a NationsBank, N.A., as Syndication Agent, and BANK ONE, TEXAS, NA and CREDIT LYONNAIS NEW YORK BRANCH, as Co-Agents for the Lenders.

                             PRELIMINARY STATEMENT

          WHEREAS, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent and the co-agents have entered into that certain Credit Agreement dated as of May 28, 1999, as amended by that certain First Amendment to Credit Agreement dated June 30, 1999 among such parties (said Credit Agreement, as amended and as it may be further amended, extended, supplemented or amended and restated from time to time, the "Credit Agreement"); and

          WHEREAS, the Company has requested the Lenders and the Administrative Agent to make a swingline facility available to the Company and to amend and modify certain other terms of the Credit Agreement; and

          WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Amendment, provided that each of the Company and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents and agrees to make certain other amendments as set forth here.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expresses, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms and Overall Changes. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          2. Amendment to Section 1.01. The hereinafter listed definitions are hereby deleted from the Credit Agreement and restated or are added to the Credit Agreement in the appropriate alphabetical order to read as follows:

          "'Autoborrow Agreement' means the Autoborrow Service Agreement dated as of _____________, 1999, between the Borrower and the Swingline Lender."

          "'Borrowing' means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, and (b) a Swingline Loan."

          "'Class', when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans."

          "'Commitment' means (a) with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.07 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) with respect to the Swingline Lender, its commitment to make Swingline Loans. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $75,000,000.00."

          "'Interest Payment Date' means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.08(a), Section 2.19(c), Section 7.02, or otherwise."

          "'Lenders' means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender."

          "'Revolving Credit Exposure' means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time."

          "'Swingline Exposure' means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time."

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

          "'Swingline Lender' means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder."

          "'Swingline Loan' means a Loan made pursuant to Section 2.19."

          3. Amendment to Section 2.02. Sections 2.02(b) and (c) of the Credit Agreement are hereby restated in their entirety to read as follows:

               "(b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, unless such Borrowing represents a Borrowing of all of the unused Commitment. At the time that each ABR Revolving Borrowing is made (other than Borrowings under the Swingline Loans), such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
          Section 2.04(e). At any time when the Autoborrow Agreement is in effect, the provisions thereof shall govern the advancing of a Swingline Loan. At any time when the Autoborrow Agreement is not in effect, each Swingline Loan shall be in an amount not less than $50,000 and integral multiples of $10,000 in excess thereof. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Revolving Borrowings outstanding."

          4. Amendment to Section 2.03. Section 2.03 is hereby amended by adding a subparagraph (vi) thereto to read as follows:

               "(vi)  any amounts then outstanding as Swingline Loans."

          5. Amendment to Section 2.05. Section 2.05(a) of the Credit Agreement is hereby restated in its entirety to read as follows:

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

               "(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:30 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.19. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas or other location as designated by the Borrower in the applicable Borrowing Request."

          6. Amendment to Section 2.08. Section 2.08(a) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date."

          7. Amendment to Section 2.09. Section 2.09(b) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "(b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan at any time when the Autoborrow Agreement is not in effect, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Houston, Texas time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan at any time when the Autoborrow Agreement is not in effect, not later than 12:00 noon, Houston, Texas time, on the date of prepayment. At any time when the Autoborrow Agreement is in effect, the provisions thereof shall govern the prepayment of a Swingline Loan. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.

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

          Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11."

          8. Amendment to Section 2.10. Section 2.10(a) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue as shown in the column for Commitment Fee Rate in the definitions of Applicable Margin on the daily average Commitment of each Lender less the Revolving Credit Exposure for such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates, provided, for purposes of this Section 2.10(a) only, but for no other purpose, Revolving Credit Exposure shall not include any Lender's Swingline Exposure. Accrued and unpaid commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any unpaid commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          9. Amendment to Section 2.11. Sections 2.11(a) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "(a) (i) The Loans comprising each ABR Borrowing (excluding each Swingline Loan) shall bear interest at a rate per annum equal to the lesser of: (y) the Alternate Base Rate plus the Applicable Margin and (z) the Highest Lawful Rate.

                     (ii) Each Swingline Loan shall bear interest at a rate per annum equal to the lesser of (y) the Alternate Base Rate plus the Applicable Margin for ABR Loans less the applicable Commitment Fee Rate and (z) the Highest Lawful Rate."

          10. Amendment to Section 2.16. Sections 2.16(a) and (c) of the Credit Agreement are hereby restated in their entirety to read as follows (the remainder of Section 2.16 is unchanged):

               "(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the recipient, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All other such payments shall be made to the Administrative Agent at its offices at 712 Main St., Houston, Texas 77002, except payment to be made directly to the Issuing Bank or Swingline Lenders as expressly provided herein or in any other Loan Document, and except that payments pursuant to Sections 2.13, 2.14,
          2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

               "(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
          (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise, after the occurrence and during the continuance of an Event of Default, against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation."

          11. Amendment to Section 2.17. Sections 2.17(b)(i) and (ii) of the Credit Agreement are hereby restated in their entirety to read as follows:

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

               "(i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts)"

          12. Addition of Section 2.19. A new Section 2.19 is hereby added to the Credit Agreement and will read as follows:

               "SECTION 2.19. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000.00 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

               (b) At any time when the Autoborrow Agreement is in effect, the provisions thereof shall govern the advancing of a Swingline Loan. At any time when the Autoborrow Agreement is not in effect, the provisions of this Section 2.19(b) shall govern the advancing of a Swingline Loan. To request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request not later than 12:00 noon, Houston, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), by remittance to the Issuing Bank) by 3:00 p.m., Houston, Texas time, on the requested date of such Swingline Loan.

               (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Houston, Texas time, on any Business Day following an Event of Default including the failure of Borrower to pay any principal, interest, fees or other amounts with respect to a Swingline Loan at the time required by this Agreement, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to promptly pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof."

          13. Amendment to Section 6.02. Section 6.02(d) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "(d) Liens securing potential prepayment obligations of Walker's Concrete, Inc. to Union Bank of California encumbering assets of Walker's Concrete, Inc.; provided (i) no further Indebtedness is owing by the Borrower or any Subsidiary to said bank and (ii) said Liens are fully extinguished and released prior to August 31, 1999; and"

          14. Amendment to Section 7.02. Section 7.02(i) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "On the occurrence of any event described in Section 7.01 (other than an event with respect to the Borrower described in clause (h) or
          (i) thereof), and at any
          time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same time or different times: (i) terminate the Commitments (including the Commitment of the Swingline Lender with respect to its obligation to advance Swingline Loans), and thereupon the Commitments shall terminate immediately; provided that in the case of the Commitment of the Swingline Lender with respect to its obligation to advance Swingline Loans, the Swingline Lender may, by notice to the Borrower (with a copy to the Administrative Agent) and regardless of whether the Required Lenders elect to terminate the Commitments hereunder, terminate such Commitment, and thereupon such Commitment shall terminate immediately,"

          15. Amendment to Section 9.01. Section 9.01(d) of the Credit Agreement is hereby redesignated as Section 9.01(e) and a new (d) is added to read as follows:

               "(d) if to the Swingline Lender, to it at Bank of America, N.A., 700 Louisiana, 7th Floor, Houston, Texas 77002, telecopy: 713-247-7748 and telephone: 713-247-7756.

               (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire."

          16. Amendment to Section 9.02. Section 9.02(b)(vii) of the Credit Agreement is hereby restated in its entirety to read as follows:

               "(vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be."

          17. Amendment to Section 9.03. Section 9.03 of the Credit Agreement is hereby amended as follows to contain a reference to the Swingline Lender with the result that the Swingline Lender shall be entitled to the reimbursement provisions of paragraph (a) (ii), the indemnity provisions of paragraph (b) and the reimbursement provisions of paragraph (c).

          18. Amendment to Section 9.04. Sections 9.04(b)(i) and (e) of the Credit Agreement are hereby restated in their entirety to read as follows:

               "(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),"

               "(e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank, or the Swingline Lender sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender."

          19. Ratification. Each of the Company and each Guarantor hereby ratifies all of its obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Company or any Guarantor released from any covenant, warranty or obligation created by or contained herein.

          20. Representations and Warranties. Each of the Company and each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Company and such Guarantor, as the case may be, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law,
(b) this Amendment constitutes a valid and legally binding agreement enforceable against the Company or such Guarantor, as the case may be, in accordance with its terms, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except as heretofore otherwise disclosed in writing to the Administrative Agent unless such representations and warranties relate to an earlier date, or are untrue as a result of transactions permitted by the Loan Documents, (d) no Default exists under the Credit Agreement or under any of Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Company and each Guarantor.

          21. Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery hereof by all parties to the Administrative Agent and receipt by the Administrative Agent of (a) this Amendment and (b) a certificate of an officer of the Company certifying that all conditions in
Section 4.02 of the Credit Agreement shall be satisfied.

          22. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

          23. Governing Law. THIS AMENDMENT, ALL NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS UNDER THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF TEXAS AND OF THE UNITED STATES.

          24. Final Agreement of the Parties. THIS AMENDMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                  COMPANY:

                       U.S. CONCRETE, INC.



                       By:  /s/ Michael W. Harlan
                       ----------------------------------
                       Michael W. Harlan
                       Senior Vice President

                  GUARANTORS:

                       Baer Concrete, Incorporated, a New Jersey corporation Bay Cities Building Materials Co., Inc., a California
                            corporation
                       B.C.B.M. Transport, Inc., a California corporation Central Concrete Supply Co., Inc. a California corporation
                       Opportunity Concrete Corporation, a District of
                            Columbia corporation
                       R.G. Evans/Associates, d/b/a/ Santa Rosa Cast Products
                            Co., a California corporation
                       Walker's Concrete, Inc., a California corporation



                       By:  /s/ Michael W. Harlan
                       ----------------------------------
                       Michael W. Harlan
                       Vice President

                  ADMINISTRATIVE AGENT/LENDER:

                         CHASE BANK OF TEXAS,
                         NATIONAL ASSOCIATION


                         By:  /s/ Michael Ondruch
                         ----------------------------------
                         Michael Ondruch
                         Vice President

                  SYNDICATION AGENT/LENDER/SWINGLINE LENDER:

                         BANK OF AMERICA, N.A.,
                         f/k/a NationsBank, N.A.


                         By:  /s/ William B. Borus
                             ------------------------------
                         Name:  William B. Borus
                         Title: Vice President

                  LENDER:

                         THE BANK OF NOVA SCOTIA



                         By: /s/ F.C.H. Ashby
                            -------------------------------
                         Name:  F.C.H. Ashby
                         Title: Senior Manager Loan Operations

                  CO-AGENT/LENDER:


                         BANK ONE, TEXAS, N.A.



                         By: /s/ David A. Batson
                            -------------------------------
                         Name:  David A. Batson
                         Title: Assistant Vice President

                  LENDER:

                         BRANCH BANKING & TRUST COMPANY



                         By:  /s/ Cory Boyte
                            ------------------------------
                         Name:   Cory Boyte
                         Title:  Vice President

                  LENDER:


                         COMERICA BANK



                         By: /s/ Mark B. Grover
                            -----------------------------
                         Name:  Mark B. Grover
                         Title: Vice President

                  CO-AGENT/LENDER:


                         CREDIT LYONNAIS
                         NEW YORK BRANCH



                         By: /s/ Robert Ivosevich
                            ------------------------------
                         Name:  Robert Ivosevich
                         Title: Senior Vice President